UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 22, 2019

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WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	000-06936 (Commission File Number)	95-1797918 (I.R.S. Employer Identification Number)

9715 Businesspark Avenue, San Diego, California 92131 (Address of principal executive offices, with zip code)

(619) 275-1400 (Registrant’s telephone number, including area code)

n/a (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 1.01.	Entry into a Material Definitive Agreement

On January 22, 2019, WD-40 Company (the “Company”) entered into a seventh amendment (the “Seventh Amendment”) to its existing unsecured Credit Agreement dated June 17, 2011 (as amended by the first amendment dated January 7, 2013, the second amendment dated May 13, 2015, the third amendment dated November 16, 2015, the fourth amendment dated September 1, 2016, the fifth amendment dated November 15, 2017, the sixth amendment dated February 23, 2018, and the Seventh Amendment, the “Credit Agreement”) with Bank of America, N.A. (“Bank of America”). Capitalized terms not otherwise defined in this report have the meaning given to such terms in the Credit Agreement. The Seventh Amendment amends the Credit Agreement to add WD-40 Company Limited, a wholly owned operating subsidiary of the Company for Europe, the Middle East, Africa and India, as a Designated Borrower and as a Guarantor of the Company’s indebtedness under the Credit Agreement. The Seventh Amendment permits borrowing in Euros and Sterling in addition to U.S. Dollars.  The Seventh Amendment reduces the Revolving Commitment from $175.0 million to $125.0 million for the period from the date of the Seventh Amendment to March 22, 2019 and to $100.0 million thereafter. The Seventh Amendment establishes a sublimit for the Revolving Commitment for borrowing by WD-40 Company Limited in the amount of $50.0 million. The new maturity date for the revolving credit facility per the Seventh Amendment is January 22, 2024. In addition, per the terms of the Seventh Amendment, the LIBOR margin will increase to 0.90 percent from 0.85 percent, the letter of credit fee will increase to 0.90 percent from 0.85 percent per annum and the commitment fee will increase to an annual rate of 0.15 percent from 0.125 percent.  In addition to other non-material technical amendments to the Credit Agreement, the Seventh Amendment includes a schedule of Permitted Consolidated Capital Expenditures to permit the Company to make contemplated capital investments in the current and future fiscal years in addition to previously authorized aggregate investments of up to $15.0 million in fiscal years 2018 and 2019 for improvements to a building acquired by WD-40 Company Limited on February 23, 2018 in Milton Keynes, England. The Credit Agreement continues to permit the addition of up to $2.5 million of unused Permitted Consolidated Capital Expenditures to be carried over from one fiscal year to the next.

All other material terms included in the Credit Agreement remain unchanged as a result of execution of the Seventh Amendment to the Credit Agreement.

The material terms of the Seventh Amendment discussed above do not purport to be complete and are qualified in their entirety by the Seventh Amendment attached hereto as Exhibit 10(a) and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10(a)	Seventh Amendment to Credit Agreement dated January 22, 2019 among WD-40 Company and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: January 25, 2019	/s/ JAY W. REMBOLT
Jay W. Rembolt
Vice President, Finance
Treasurer and Chief Financial Officer